Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1024732
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6745 Engle Road, Suite 300	44130
Cleveland, OH	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class	If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the	securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General	Act and is effective pursuant to General Instruction
Instruction A.(c), check the following box. [x]	A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-117848

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, par value $0.01	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

               A description of the Common Shares of U-Store-It Trust (the “Registrant”) is set forth under the heading “Description of Shares” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on August 2, 2004 (File No. 333-117848), as amended by Amendment Nos. 1-2 thereto, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

               The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibit

3.1	Form of Amended and Restated Declaration of Trust of the Registrant,
incorporated by reference to Exhibit 3.1 of the Registration
Statement.

3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Form of Common Share Certificate of the Registrant.

Signature

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U-STORE-IT TRUST

Date: October 19, 2004	By: /s/ Steven G. Osgood
Steven G. Osgood
President and Chief Financial Officer

Exhibit Index

No.	Description

3.1	Form of Amended and Restated Declaration of Trust of the Registrant,
incorporated by reference to Exhibit 3.1 of the Registration
Statement.

3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Form of Common Share Certificate of the Registrant.